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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

William Lyon Homes, Inc. (formerly Presley Homes)

  State of Incorporation: California

Presley Homes

  State of Incorporation: California

California Equity Funding, Inc.

  State of Incorporation: California

PH Institutional Ventures

  State of Incorporation: California

Duxford Interiors

  State of Incorporation: California

PH Ventures -- San Jose

  State of Incorporation: California

Presley CMR, Inc.

  State of Incorporation: California

HSP Inc.

  State of Incorporation: California

Duxford Financial, Inc. (formerly Presley Mortgage Company)

  State of Incorporation: California

The Presley Companies

  State of Incorporation: California

Presley Southwest, Inc.

  State of Incorporation: Arizona

William Lyon Southwest, Inc.

  State of Incorporation: Arizona

Mountain Gate Ventures, Inc.

  State of Incorporation: Arizona
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PH - LP Ventures

  State of Incorporation: California

PH - Rielly Ventures

  State of Incorporation: Arizona

Other names under which The Presley Companies conducts business:

     Presley of Southern California
     Presley of Northern California
     Presley of San Diego
     Presley of Arizona
     Presley of New Mexico
     Presley of Nevada
     Horsethief Canyon Partners
     Oakhurst Country Club
     Presley Homes Thousand Oaks, LP
     Presley Torrey I Associates, LLC
     Presley Torrey II Associates, LLC
     Presley Mercy Associates, LLC
     Cerro Plata Associates, LLC
     Stonecrest - San Diego, L.P.
     White Cloud Estates - Simi Valley, L.P.
     Meadowlark - San Marcos, L.P.
     CP at Forster Ranch, L.P.
     East Grove, L.P.
     Fairway Farms, LLC
     PHI Otay Ranch Associates, LLC
     PHI Castle Creek Associates, LLC
     Lyon Manor at Thomas Ranch, LLC
     Lyon Plantation at Thomas Ranch, LLC
     Lyon Ridge, LLC
     LP Homes #1, LLC
     St. Helena Westminster Estates, L.L.C.
     Laurel Creek Associates, LLC